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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                               (Amendment No. 1)

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


Date of Report                                                  October 7, 1998
---------------------------------                               ---------------
(Date of earliest event reported)


                        TRANSPIRATOR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its chapter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        0-15654                                                22-2789408
        -------                                                ----------
(Commission File Number)                                     (IRS Employer
                                                         Identification Number)


850-870 U.S. Highway #1 North, Brunswick, New Jersey             08902
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(Address of Principal Executive Offices)                       (Zip Code)

                                 (732) 246-5900
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 4 - Changes in Registrant's Certifying Accountant

(a) The Company's auditors, Hacker, Johnson, Cohen & Grieb PA has declined to stand for reappointment as auditors for the Company by letter dated September 24, 1998 and received by the Company on October 2, 1998.

(b) In connection with their audit of the Registrant's financial statements for the two most recent fiscal years ended March 31, 1998 and during subsequent interim to the date of their letter of declination dated September 24, 1998, the Registrant has not had any disagreements with Hacker, Johnson, Cohen & Grieb PA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements(s), if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports.

(c) In connection with their audit of the Registrant's financial statements for the years ended March 31, 1997 and 1998, Hacker, Johnson, Cohen & Grieb PA's reports did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

(d) The Registrant has requested Hacker, Johnson, Cohen & Grieb PA to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which they do not agree. The Registrant delivered a copy of the original Form 8-K to Hacker, Johnson, Cohen & Grieb PA on October 7, 1998 and a copy of the amended Form 8-K/A on November 3, 1998.

(e) The decision to change accountants was approved by the board of directors.

ITEM 7 - Financial Statements and Exhibits.

(c) Exhibits

16.1 Letter on change in certifying accountant from Hacker, Johnson, Cohen & Grieb PA.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TRANSPIRATOR TECHNOLOGIES, INC.

DATE: November 4, 1998                    BY: /S/ Raymond J. Romano
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